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                       SECURITIES PURCHASE AGREEMENT               Exhibit 10.31


This Securities Purchase Agreement (the "AGREEMENT") is made and entered into on the 27th day of March, 1998 among CONTINENTAL HOLDINGS LTD., an Alberta corporation ("CONTINENTAL") LESLIE J. STINN, SANDRA KELLY, ELAINE B. MCCARTHY, GREGORY A. STINN AND ROY D. SELF (individually, each a "SECURITYHOLDER", and collectively, the "SECURITYHOLDERS"), being the owners of all of the issued and outstanding shares of capital stock of Continental and VENTURE SEISMIC LTD., an Alberta corporation (the "BUYER").

The Securityholders collectively own all of the issued and outstanding shares of capital stock of Continental (the "SHARES"), with each Securityholder owning the number and type of Shares set forth opposite such Securityholder's name in column A of Exhibit A hereto. The Buyer desires to purchase from the Securityholders, and the Securityholders desire to sell to the Buyer, all of the Shares in accordance with the provisions of this Agreement. References in this Agreement to "SECTION A" refer to a section in Appendix A hereto.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.1 SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, on the Closing Date (as defined in Section 2(a) hereof), each Securityholder shall sell to the Buyer and the Buyer shall purchase from each Securityholder the following:

         (a) all of those Class "B" Shares owned by such Securityholder in exchange for the aggregate share purchase price (the "SHARE CONSIDERATION") allocated among and payable to each individual Securityholder by issuing on the Closing Date an aggregate of 2,080,000 fully paid and non-assessable common shares in the capital of the Buyer (the "VENTURE STOCK"), issuable to each Securityholder in accordance with that number of the Venture Stock set forth after such Securityholder's name in column B of Exhibit A registered in the respective names of the Securityholders and bearing the legend set forth in A.1.5(g) of Appendix A; and

         (b) all of those Class "C", Series I Shares owned by such Securityholder in exchange for the aggregate cash purchase price of $1,500,000.00 (U.S.) (the "CASH CONSIDERATION"), allocated among and payable to each individual Securityholder in such amounts or percentages as set forth after such Securityholder's name in columns C, D and E of Exhibit A, payable as follows:

                  (i)      $500,000.00 (U.S.) on the Closing Date; and

                  (ii)     $1,000,000.00 (U.S.) on or before January 1, 1999
                           with simple interest to accrue and be payable on such amount at the prime rate of the Main Downtown Branch of the Royal Bank of Canada in Calgary, Alberta, plus 1.0%, such interest to be due and payable on the outstanding principal amount from the Closing Date up to and including the date upon which such amount, together with all interest payable thereon in accordance with this sub-paragraph 1.1(b)(ii), is paid in full to the Securityholders, all to be evidenced by promissory notes to be delivered by the Buyer to the Securityholders on the Closing Date, in negotiable form and in the form and content reasonably satisfactory to the Securityholders, in such principal
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         amounts with respect to each Securityholder as is set forth after such
         Securityholder's name in column E of Exhibit A,

such Class "B" Shares and Class "C" Shares together representing 100% of the issued and outstanding Shares of Continental as of the Closing Date (the Share Consideration and the Cash Consideration hereinafter collectively called the "PURCHASE PRICE" for the Shares).

1.2 METHOD OF PAYMENT OF CASH CONSIDERATION. The Cash Consideration, when paid by the Buyer to the Securityholders, shall be paid by way of trust cheques drawn from the trust account of Burstall Ward, Alberta legal counsel for the Buyer, or bank drafts drawn from the Buyer's account with Alberta Treasury Branches ("ATB").

2.       CLOSING.

         (a) The closing (the "CLOSING") of the sale and purchase of the Shares described in Section 1.1 hereof shall take place at the offices of the Buyer's Alberta solicitors, Burstall Ward, commencing at 10:00 a.m., local time, on the third (3rd) business day after satisfaction or waiver of all closing conditions specified in Sections 8 and 9 or at such other date as the parties hereto agree, with the date on which the Closing takes place being referred to herein as the "CLOSING DATE". Notwithstanding anything herein contained, the parties agree that in the event the transactions contemplated by this Agreement are not completed on or before August 31, 1998, the parties shall be released from all obligations under this Agreement, other than those pursuant to Section 5 and Section 8.1.

         (b) At the Closing, each Securityholder shall deliver to the Buyer, free and clear of all security interests, pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind, the certificates for the Shares to be sold by such Securityholder in negotiable form, duly endorsed in blank, or with separate stock transfer powers attached thereto and signed in blank, representing in the aggregate all of the issued and outstanding Shares of Continental, in exchange for delivery by the Buyer of the following documents to the Securityholders on
                  Closing:

                  (i) Burstall Ward trust cheque or ATB bank draft in the amount of $500,000.00 (U.S.), made payable to Tharp Sinclair Watson Quigley Taylor, in trust for the Securityholders;

                  (ii) the promissory notes, duly executed, sealed and delivered by the Buyer, which are referred to in sub-paragraph 1.1(b)(ii) above; and

                  (iii) share certificates for the Venture Stock, duly issued from the Buyer's capital stock, free and clear of all security interests, pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind and nature whatsoever, and issued to the individual Securityholders as specified in sub-paragraph 1.1(a) of this Agreement.

         (c) At the Closing, the Securityholders shall make available to the Buyer the written resignations of all the directors and officers of Continental effective as of the Closing Date except for such directors and officers as the Buyer shall designate in writing, and shall
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                  cause to be made available to the Buyer and any continuing directors and officers of Continental (the "POST-CLOSING CONTINENTAL DIRECTORS AND OFFICERS") all minute books, stock record books, books of account, corporate seals, leases, contracts, agreements, securities, bank, checking and money market accounts, other investments, deposits, customer and subscriber lists, files and other documents, instruments and papers belonging to Continental and shall cause full possession and control of all of the assets and properties of every kind and nature, tangible and intangible, of Continental and of all other things and matters pertaining to the operation of the business of Continental to be transferred and delivered to the post-Closing Continental directors and officers. At the Closing, the Securityholders shall also deliver to the Buyer, and the Buyer shall deliver to the Securityholders, the agreements, certificates and other instruments and documents referred to in Sections 8 and 9 hereof, respectively.

         (d) After the Closing, the Buyer shall make all agreements, documents, information and other items referred to in Section 2(c) hereof available to the Securityholders for inspection, in each case upon reasonable prior notice to the Buyer, during normal business hours, at no expense to the Buyer and only for a proper purpose, including without limitation the use thereof in connection with (i) the indemnification and other obligations of the Securityholders hereunder and (ii) the payment of any liability to any third party which is owed by any Securityholder.

3.       PRE-CLOSING BALANCE SHEET ADJUSTMENTS.

         (a) The Buyer acknowledges the declaration by Continental, effective December 31, 1997, of a bonus of up to $1,000,000.00 (Cdn.) in the aggregate payable to the Securityholders, and the redemption and cancellation of its outstanding 748 Class "C", Series II Shares from the Securityholders for up to an aggregate of $748,239.00 (Cdn.) (collectively, the "BONUS TRANSACTIONS"). Continental shall pay for such redemptions on or before the earlier of (i) June 25, 1998, or (ii) the Closing Date. Each of the Securityholders hereby agree to the terms and conditions of the redemption, including the consideration payable to each in exchange for the 748 Class "C", Series II Shares described herein.

         (b) Continental shall pay the entire $1,000,000.00 (Cdn.) bonus portion of the Bonus Transactions to the Securityholders, as declared, on or before the earlier of (i) the Closing Date or
                  (ii) June 25, 1998, after payment of which there shall be no outstanding loans, notes, payables or other indebtedness owed by Continental to the Securityholders, either individually or in the aggregate, except pursuant to the Employment Agreements (as defined in Section 8.5).

4.       EXAMINATION OF BUSINESS AND ASSETS.

         (a) For the purpose of allowing the Buyer to analyze the business and affairs of Continental to determine if there are any facts relating to the Shares or to the business of Continental which, if known to the Buyer, would cause the Buyer to elect not to proceed with the purchase of the Shares, all information relative to the Shares, the business of
                  Continental and the assets of Continental shall be open to inspection by the Buyer, the Buyer's financial advisors and the Buyer's solicitors, Burstall Ward, and Bachner, Tally, Polevoy and Misher LLP at any reasonable time up to and including the date hereof, as the Buyer may deem
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                  reasonably necessary or advisable in order to ensure that each of the representations, warranties, covenants and agreements of the Securityholders and Continental herein contained shall be true and correct on the Closing Date (the "BUYER'S DUE DILIGENCE").

         (b) For the purpose of allowing the Securityholders to analyze the business and affairs of the Buyer to determine if there are any facts relating to the Venture Stock or to the business of the Buyer which, if known to the Securityholders or to any one of the Securityholders, would cause any one of such Securityholders to elect not to proceed with the purchase and sale of the Shares, all information in the possession of the Buyer, subject to any confidentiality provisions, or as otherwise may be limited by regulatory authorities or the rules and regulations of the Securities and Exchange Commission (the "S.E.C.") or the Nasdaq Stock Market ("NASDAQ") relative to the Venture Stock, to the listing of the Venture Stock for trading on Nasdaq, to the regulatory filings of the Buyer, to the publicly filed financial statements of the Buyer, to the business and affairs of the Buyer and to the assets of the Buyer, shall be open to inspection by any one of the Securityholders, the financial advisors of any one of the Securityholders, and to the solicitors of the Securityholders, at any reasonable time up to and including the date hereof, as any one of the Securityholders may deem reasonably necessary or advisable in order to ensure that each of the representations, warranties, covenants and agreements of the Buyer contained in this Agreement shall be true and correct on the Closing Date (the "SECURITYHOLDERS' DUE DILIGENCE").

         (c) For the purpose of allowing the Buyer, Continental and the Securityholders to monitor compliance by each of Continental, the Securityholders and the Buyer with their respective covenants, representations and warranties made herein up to and including the Closing Date, each of Continental, the Securityholders and the Buyer shall continue to have access to the information and materials described in Section 4(a) and
                  (b) for such purpose.

5. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, each of the Buyer, Continental and the Securityholders shall and shall cause their respective affiliates and officers and directors, and shall use reasonable efforts to cause all their other respective employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, and after prior written notice to the other party, all confidential information of the Securityholders and Continental, or the Buyer, as the case may be, furnished to the Buyer by the Securityholders and Continental or to the Securityholders and Continental by the Buyer, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions (as defined in Section 8.11) and will not release or disclose such confidential information to any other person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions, except as may be required by the rules of the Alberta Securities Commission, the S.E.C. or Nasdaq, including without limitation, the issuance of a press release and the filing of a report on Form 8-K by the Buyer upon execution of this Agreement. If the Closing does not occur (i) such confidence shall be maintained by the Securityholders and Continental, or the Buyer, as the case may be, and each party shall cause its officers and directors and affiliates and shall use reasonable efforts to cause such other persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its officers, directors or such other persons in contravention of this Agreement), (ii) each party shall and shall cause its officers and directors and affiliates and shall use reasonable efforts to cause such other persons to refrain from using any of such
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confidential information except in connection with the Agreement, and (iii) upon the request of any party, the other party shall promptly return to the requesting party any written materials remaining in its possession, which materials it has received from the requesting party, or their respective representatives.

6. REPRESENTATIONS AND WARRANTIES OF CONTINENTAL AND THE SECURITYHOLDERS. Each Securityholder represents and warrants as of the date hereof, and as of the Closing Date to the Buyer as set forth in Section A.1 of Appendix A hereto and Continental and each of Leslie J. Stinn and Roy Self represents and warrants as of the date hereof, and as of the Closing Date to the Buyer as set forth in Section A.2 of Appendix A hereto, which Sections are incorporated in this
Section 6 by reference and are deemed to be a part of this Agreement.

7. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants as of the date hereof, and as of the Closing Date, to the Securityholders and to each of them as set forth in Section A.3 of Appendix A hereto, which Section is incorporated in this Section 7 by reference and is deemed to be a part of this Agreement.

8. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS. Except for the obligations of the Buyer contained in Section 5 and Section 8.1 of this Agreement, all obligations of the Buyer under this Agreement are subject to the fulfilment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

8.1 BUYER LOAN. The Buyer shall, upon execution hereof, forthwith advance to Continental $4,000,000.00 (U.S.) pursuant to the credit agreement between the Buyer, as lender, and Continental, as borrower, in substantially the form of Exhibit B attached hereto (the "CREDIT AGREEMENT"), to be secured with a security interest in certain of the assets of Continental pursuant to the security agreement to be granted by Continental pursuant to the Credit Agreement in substantially the form annexed hereto as Exhibit C (the "SECURITY AGREEMENT"), subject to a priority agreement with Royal Bank of Canada, if necessary, with the funds advanced pursuant to the Credit Agreement to be used solely to assist with the equipping of a marine seismic vessel described as the "Pacific Titan".

8.2 APPROVAL OF DUE DILIGENCE. The Buyer shall have received the requisite approval from its board of directors of the Contemplated Transactions and of the Due Diligence.

8.3 AUDITED FINANCIAL STATEMENTS OF THE COMPANY. Continental shall have provided such audited financial statements for such periods, in such form as may be required by the applicable regulatory authorities in connection with the consummation of the Contemplated Transactions, together with any other audited financial statements (as necessary) of Continental up to and including the Closing Date as may be required by the applicable regulatory authorities, with all costs of all such audits and financial statements to be paid by Continental.

8.4 SHAREHOLDER APPROVAL. The Buyer shall have received the requisite approval from its shareholders of the Contemplated Transactions in accordance with applicable law.

8.5 EMPLOYMENT AGREEMENTS. Each of Leslie J. Stinn and Roy D. Self shall have executed and delivered employment agreements (the "EMPLOYMENT AGREEMENTS") with Continental providing for a 3 year employment term, which will include appropriate non-competition provisions, in the form annexed hereto as Exhibit D.
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8.6 REGULATORY, CONTRACTUAL APPROVALS. The Buyer, Continental and each of the
Securityholders shall have obtained all third party consents and approvals and all applicable governmental, regulatory, stock exchange, shareholder and contractual approvals necessary in connection with the execution, delivery and performance of this Agreement and to complete the Contemplated Transactions, including, without limitation, those consents set forth on Schedule A.2.14 (regarding Continental) and Schedule A.3.5 (regarding the Buyer).

8.7 RELEASES. The Securityholders shall have executed and delivered releases in favour of Continental in their capacities as directors, officers, shareholders and employees of Continental, in such form as reasonably required by the Buyer and as reasonably acceptable to the Securityholders.

8.8 THIRD PARTY CONSENTS AND APPROVALS. The Securityholders and Continental shall have obtained all third party consents or approvals required by Continental or by the Securityholders in order to complete the Contemplated Transactions.

8.9 APPROVAL OF COUNSEL; CORPORATE MATTERS. All actions, proceedings, resolutions, instruments and documents (including those required to complete the Bonus Transactions) required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on or before the Closing Date by Burstall Ward, counsel for the Buyer, in the exercise of their reasonable judgment. The Securityholders shall also have delivered to the Buyer on or before the Closing Date such other documents, instruments, certifications and further assurances as such counsel for the Buyer may reasonably require, as more particularly described in the draft form of closing agenda attached hereto and marked Exhibit E, with such additional documents to be added thereto as mutually agreed to by the parties prior to the Closing Date, acting in a commercially reasonable manner for transactions similar to the Completed Transactions (the "CLOSING AGENDA").

8.10 LEGAL OPINIONS. The Buyer shall have received the opinions of Reesor Martin, Barristers and Solicitors, and Tharp Sinclair Watson Quigley Taylor, Barristers and Solicitors, counsel to Continental and to the Securityholders, dated the Closing Date and addressed to the Buyer, in form and content agreed to on or before Closing, acting in a commercially reasonable manner for transactions similar to the Contemplated Transactions.

8.11 NO INJUNCTION. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of the transactions contemplated by this Agreement (the "CONTEMPLATED TRANSACTIONS"), or that will require any divestiture by the Buyer as a result of the Buyer's acquisition of the Shares.

8.12 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) The representations and warranties of Continental and the Securityholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date with the same effect as though made on the Closing Date, (b) the Securityholders and Continental shall have performed and complied in all material respects with the agreements, covenants and conditions contained in this Agreement required by this Agreement to be performed or complied with by them prior to or at the Closing, and (c) the Buyer shall have received a certificate to the foregoing effect signed by the Chief Executive Officer and Chief Financial Officer of Continental and by the Securityholders.

8.13 LITIGATION. There shall not have been instituted any (a) investigation or other inquiry by any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision,
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agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder (each, a "GOVERNMENTAL BODY"), (b) action, suit, proceeding, claim, demand, citation, summons, subpoena or inquiry of any kind or nature whatsoever, civil, criminal, regulatory or otherwise, at law or equity (each, a "PROCEEDING"), by any Governmental Body or by any other person or entity and, at what would otherwise have been the Closing Date, remain pending to delay, restrain or prohibit the Contemplated Transactions or to seek any divestiture or to revoke or suspend any consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (i) any Governmental Body and (ii) any other person required or obtained in connection with the Contemplated Transactions (collectively, the "APPROVALS") by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any of the parties hereto or any of their respective affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of any law or that it intends to commence a Proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspension; unless, in either such case, such Governmental Body or other person shall have withdrawn such notice and abandoned such Proceeding.

8.14 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, in the reasonable judgment of an experienced, prudent business person (a) a reduction in the value of the business of Continental, or (b) a decision not to consummate the Contemplated Transactions on the terms and conditions set forth in this Agreement (a "MATERIAL ADVERSE EFFECT").

8.15 PAYMENT OF SECURITYHOLDER TRANSACTION EXPENSES. Continental shall have paid, or made all necessary arrangements with respect to payment of, all costs, liabilities and expenses incurred by or for the benefit of Continental and the Securityholders (including without limitation all legal and accounting fees and expenses) in connection with the negotiation and execution of this Agreement and the consummation of the Contemplated Transactions, in each case at no cost or obligation to the Buyer following the Closing; and Continental and the Securityholders shall have provided the Buyer with evidence reasonably satisfactory to the Buyer of such payments or other arrangements.

8.16 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by the Securityholders and Continental and all other matters to be accomplished by the Securityholders or Continental prior to or at the Closing shall be satisfactory in the reasonable judgment of the Buyer and its counsel.

8.17 CANCELLATION OF INDEBTEDNESS TO SECURITYHOLDERS. Except for reimbursement for expenses and payments due under the Employment Agreements (the "PERMITTED INDEBTEDNESS"), on the Closing Date (a) the Securityholders shall have cancelled any notes payable by Continental to the Securityholders as of the Closing Date; and (b) any indebtedness owed by Continental to the Securityholders as of the Closing Date shall, without further consideration, have been repaid, discharged or contributed to the capital of Continental, which payment, contribution or discharge shall be evidenced in a form reasonably satisfactory to the Buyer. Except for the Permitted Indebtedness, as of the Closing Date, there shall be no outstanding notes, loans, payables or other indebtedness owed by Continental to any of the Securityholders.

9. CONDITIONS PRECEDENT TO THE SECURITYHOLDERS' OBLIGATIONS. Except for the obligations of Continental and the Securityholders contained in Sections 5 and
8.1 of this Agreement, all the obligations of the Securityholders under this Agreement are subject to the fulfilment or satisfaction, prior to or at the
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Closing, of each of the following conditions precedent:

9.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date with the same effect as though made on the Closing Date, (b) the Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing, and
(c) the Securityholders shall have received a certificate to the foregoing effect signed by the Chief Executive Officer and Chief Financial Officer of the Buyer.

9.2 EMPLOYMENT AGREEMENTS. Continental shall have executed and delivered the Employment Agreements and the Employment Agreements shall be in full force and effect, unamended.

9.3 NOMINEE DIRECTOR. The Securityholders shall provide the name of one nominee director of the Buyer on behalf of the Securityholders acceptable to the Buyer and the Buyer shall use its best efforts to nominate such nominee director to stand for election as a director of the Buyer at the special meeting of the Shareholders of the Buyer to be held prior to the Closing Date; provided that the nomination of such director shall be conditional upon receipt of the requisite shareholder approval necessary for the Contemplated Transactions and the election of such director shall be subject to the Closing of the Contemplated Transactions.

9.4 CREDIT AGREEMENT, SECURITY AGREEMENT. The Credit Agreement shall have been duly executed and delivered by the parties thereto on the date hereof, and the Buyer, contemporaneously therewith, shall have advanced the funds contemplated by the Credit Agreement for the purposes specified therein.

9.5 APPROVAL OF SECURITYHOLDERS' COUNSEL; CORPORATE MATTERS. All actions, proceedings, resolutions, instruments and documents (including those required to complete the Bonus Transactions) required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Reesor Martin and Tharp Sinclair Watson Quigley Taylor, counsel for the Securityholders, in the exercise of their reasonable judgment. The Buyer shall also have delivered to the Securityholders such other documents, instruments, certifications and further assurances as such counsel for the Securityholders may reasonably require, as more particularly described in the Closing Agenda.

9.6 DIRECTOR AND SHAREHOLDER APPROVALS.

         (a) Continental shall have received the approval of its board of directors and the unanimous approval of all of its shareholders, both to the Agreement and to the Contemplated Transactions, and certified copies of the resolutions containing these approvals shall be delivered by Continental to the Securityholders and the Buyer on the Closing Date.

         (b) The Buyer shall have received the required approval of its board of directors and of its shareholders, both to the Agreement and to the Contemplated Transactions, and certified copies of the resolutions or minutes containing these approvals shall be delivered by the Buyer to the Securityholders on the Closing Date.

9.7 RELEASES. On the Closing Date, Continental shall have executed and delivered to each of the Securityholders a general release in favour of each such Securityholder in his or her, as the case may be, respective capacity as a director, officer, employee and independent contractor of Continental, in such form
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as mutually acceptable to the parties.

9.8 DIRECTORS' APPROVAL - EMPLOYMENT AGREEMENTS - CONTEMPLATED TRANSACTIONS.

         (a) Continental, by way of written resolution made effective March 1, 1998 shall have received the approval of its board of directors and the unanimous approval of its shareholders to the Employment Agreements and certified copies of the resolutions containing these approvals shall be delivered by Continental to Roy Self and Leslie A. Stinn on the Closing Date.

         (b) Continental, by way of written resolution shall have received the approval of its board of directors and the unanimous approval of its shareholders to the Contemplated Transactions, and certified copies of the resolutions containing these approvals shall be delivered by Continental to the Securityholders on the Closing Date.

9.9 THIRD PARTY CONSENTS AND APPROVALS. The Buyer shall have obtained all third party consents and approvals necessary in connection with the execution, delivery and performance of this Agreement and as required by the Buyer in order to complete the Contemplated Transactions, including without limitation, those set forth on Schedule A.3.5. hereof and all applicable and required governmental, legal, regulatory, stock exchange and contractual approvals.

9.10 APPROVAL OF DUE DILIGENCE. The Securityholders shall have approved the results of the Securityholders' Due Diligence.

9.11 REGULATORY, CONTRACTUAL APPROVALS. The Buyer, Continental and each of the Securityholders shall have obtained all third party consents and approvals and all applicable governmental, regulatory, stock exchange, shareholder and contractual approvals necessary in connection with the execution, delivery and performance of this Agreement and to properly complete the Contemplated Transactions, including, without limitation, those consents set forth in Schedule A.2.14 (regarding Continental) and Schedule A.3.5 (regarding the Buyer).

9.12 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, in the reasonable judgment of an experienced, prudent business person (a) a reduction in the value of the business of the Buyer, or (b) a decision not to consummate the Contemplated Transactions on the terms and conditions set forth in this Agreement (a "VENTURE MATERIAL ADVERSE EFFECT").

9.13 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by the Buyer and all other matters to be accomplished by the Buyer prior to or at the Closing shall be satisfactory in the reasonable judgment of the Securityholders, Continental and their counsel.

9.14 ADDITIONAL CLOSING DOCUMENTS. The Buyer shall provide to the
Securityholders on the Closing Date the following:

         (a) a certified copy of the directors' resolution of the Buyer, approving the Agreement and all transactions contemplated by the Agreement, including without limitation the approval and due authorization of the issuance and delivery of the Venture Stock to the Securityholders on the Closing Date, and authorizing and directing the execution and delivery of the

                  Agreement by the Buyer, together with all other documents required pursuant to the Closing Agenda;

         (b) the legal opinion of Burstall Ward addressed to the Securityholders, made effective as of the Closing Date, in form and content as agreed to on or before the Closing, acting in a commercially reasonable manner for transactions similar to the Contemplated Transactions, confirming that the Agreement and all of the Contemplated Transactions have been duly approved by the Buyer's shareholders and the Buyer's board of directors, that the Venture Stock has been duly and properly issued by the Buyer, from treasury, as fully paid and non-assessable shares, and, to the best of their knowledge, information and belief, having made reasonable and adequate inquiry in that regard, is free and clear of all security interests, pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind and nature whatsoever, and further, confirming that the Agreement and all of the Contemplated Transactions, including, without limitation, the issuance of the Venture Stock to the Securityholders has been made and done in compliance with all applicable corporate and securities laws, regulations, and policies, including without limitation the rules, regulations and policies of the Alberta Securities Commission, and that the required Form 20 has been duly filed with the Alberta Securities Commission and to the best of their knowledge, information and belief, having made reasonable inquiry in that regard, and in reliance upon an opinion of Bachner, Tally, Polevoy and Misher LLP and (A) assuming (i) the accuracy of the representations and warranties provided by the Securityholders in this Agreement and (ii) that the Buyer has complied in all material respects with the requirements of section 4(2) of the Act, the offer and sale of the Venture Stock by the Buyer is exempt from registration under the Act; and (B) under the federal securities laws of the United States as currently in effect, and assuming the accuracy of the representations and warranties made by the Securityholders in this Agreement, except to the extent that the Venture Stock issued to the Securityholders constitute "restricted securities" as such term is defined under Rule 144 of the Act, or that any of the Securityholders may be deemed an "affiliate" of the Buyer, as such term is defined under Rule 144 of the Act, as of the date of issuance, the Venture Stock will have no prohibition on transfer; and

         (c) a true copy of the written verification from Nasdaq referred to in Section 13.7, if obtainable.

10.      INDEMNIFICATION.

10.1     INDIVIDUAL INDEMNIFICATION BY THE SECURITYHOLDERS AND CONTINENTAL.

         (a) From and after the Closing, each Securityholder shall reimburse, indemnify and hold harmless the Buyer and its affiliates (including, without limitation, Continental) (each such person and its successors and assigns is referred to herein as a "BUYER INDEMNIFIED PARTY") against and in respect of any and all damages, losses, settlement payments, deficiencies, liabilities, costs and expenses suffered, sustained, incurred or required to be paid by any Buyer Indemnified Party because of or that result from, relate to or arise out of the untruth, inaccuracy or breach of, any representation or warranty of such Securityholder in whole or in part contained in Section A.1 of this Agreement and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.1.

         (b) Each Securityholder and Continental shall indemnify and hold harmless the Buyer and each person, if any, who controls the Buyer within the meaning of the Act (as defined) against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the Buyer or such controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, the Buyer and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement (as defined in Section 13.6) or any amendment or supplement thereto, but only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of such Securityholder or Continental, as the case may be, specifically for use in the preparation of the Proxy Statement or any such amendment or supplement thereof. This indemnity will be in addition to any liability which the Securityholders and Continental may otherwise have.

10.2 SEVERAL INDEMNIFICATION BY STINN AND SELF. From and after the Closing, each of Leslie J. Stinn and Roy D. Self shall reimburse, indemnify any Buyer Indemnified Party against and in respect of fifty percent (50%) of:

         (a) any and all damages, losses, settlement payments, deficiencies, liabilities, costs and expenses suffered, sustained, incurred or required to be paid by any Buyer Indemnified Party because of or that result from, relate to or arise out of:

                  (i) the untruth, inaccuracy or breach of, or the failure to fulfil, any representation, warranty (other than a representation or warranty contained in Section A.1 of this Agreement), agreement, covenant or statement of any Securityholder contained in this Agreement or in any certificate or other writing furnished to the Buyer by or on behalf of any Securityholder or Continental in connection herewith;

                  (ii) any claim by any former shareholder of Continental involving the Contemplated Transactions or any prior transaction involving any shares of capital stock of Continental or any predecessor corporation (including, without limitation, claims relating to any and all decisions and determinations made with respect to amounts or allocations of purchase price or other consideration) and not already provided for in the Financials (as defined in Section A.2.4); or

                  (iii) any liability or obligation relating to or arising out of the business, operations or assets of Continental or the actions or omissions of Continental's directors, officers, shareholders, employees or agents; and prior to the Closing Date and not already provided for in the Financials (as defined in Section A.2.4), including without limitation any liability or obligation relating to, and any claim which arises out of or is based upon,
                           (1) negligence, (2) strict liability, (3) any Environmental Claim (as defined in Section A.2.19 hereof) or which otherwise relates to, or involves a claim, liability or obligation which arises out of or is based upon, any Environmental Law (as defined in Section A.2.19 hereof) to the extent that such liability or obligation relates to or arises out of, in whole or in part, any activity occurring, condition existing, omission to act or other matter existing prior to the Closing Date, (4) any other statute, rule or regulation or (5) any express or implied representation, warranty, agreement or guarantee made by or on behalf of Continental, or any liability or obligation which is imposed on Continental or any successor corporation by operation of law, in connection with any product designed, used, rented, sold, manufactured, shipped or installed by or on behalf of Continental, or for any service performed by or on behalf of Continental, including without limitation any acts, omissions, workmanship or material performed or sold by Continental, in any case prior to the Closing Date and irrespective of the date that any claim, suit or other cause of action related to any of the foregoing is filed or otherwise instituted against Continental or any successor corporation (with all references to Continental in this Section 10.2(a)(iii) also deemed to be references to any predecessor in business of Continental); provided, however, that the foregoing shall not apply to liabilities and obligations of Continental described in Section A.2.7(a) hereof; and

         (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.2.

10.3     INDEMNIFICATION BY THE BUYER.

         (a) From and after the Closing, the Buyer shall reimburse, indemnify and hold harmless each Securityholder (each such person and his or her heirs, administrators, personal representatives and assigns is referred to herein as a "SECURITYHOLDER INDEMNIFIED PARTY") against and in respect of:

                  (i) any and all damages, losses, settlement payments, deficiencies, liabilities, costs and expenses suffered, sustained, incurred or required to be paid by such Securityholder Indemnified Party because of or that result from, relate to or arise out of:

                           A. the untruth, inaccuracy or breach of, or the failure to fulfil, any representation, warranty, agreement, covenant or statement of the Buyer contained in this Agreement or in any certificate or other writing furnished to the Securityholders by or on behalf of the Buyer in connection herewith; or

                           B. any liability or obligation relating to or arising out of the business, operations or assets of Continental conducted after the Closing Date or the actions or omissions of Continental's directors, officers, shareholders, employees or agents after the Closing Date (other than the
                                    Securityholders) including, without
                                    limitation, any liability or obligation
                                    relating to, and any claim which arises out of or is based upon, (i) negligence, (ii) strict liability, (ii) any Environmental Claim (as defined in Section A.2.19 hereof) or which otherwise relates to, or involves a claim, liability or obligation which arises out of or is based upon, any Environmental Law (as defined in Section A.2.19 hereof) to the extent that such liability or obligation relates to or arises out of, in whole or in part, any activity occurring, condition existing, omission to act or other matter existing subsequent to the Closing Date
                                    (iii) any other statute, rule or regulation or (iv) any express or implied representation, warranty, agreement or guarantee made or on behalf of Continental, or any liability or obligation which is imposed on Continental or any successor corporation by operation of law, in connection with any product designed, used, rented, sold, manufactured, shipped or installed by or on behalf of Continental, or for any service performed by or on behalf of Continental, including, without limitation, any acts, omissions, workmanship or material performed or sold by Continental, in any case subsequent to the Closing Date and irrespective of the date that any claim, suit or other cause of action related to any of the foregoing is filed or otherwise instituted against Continental or any successor corporation (with all references to Continental in this Section 10.3(a)(B) also deemed to be references to any predecessor in business of Continental); and

                  (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.3.

         (b) The Buyer shall indemnify and hold harmless the Securityholders and Continental, each of its directors, and each person, if any, who controls Continental within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Securityholders and Continental or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, and will reimburse, as incurred, the Securityholders, Continental and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Proxy Statement or any amendment or supplement thereto other than in reliance upon and in conformity with written information furnished by the Securityholders and Continental to the Buyer specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Buyer may otherwise have.

10.4     LIMITATIONS ON LIABILITY.

         (a) Except as otherwise provided in Section 10.6 hereof and except that this limitation shall not apply to any indemnification claims arising under or with respect to Sections 10.1 and 11(a) hereof, Leslie J. Stinn and Roy D. Self shall not be liable to any Buyer Indemnified Party under Section 10.2 for any misrepresentation or breach of warranty until the aggregate amount for which they would otherwise (but for this provision) be liable to any or all Buyer Indemnified Parties for all such misrepresentations and breaches of warranty exceeds in the aggregate the sum (the "DEDUCTIBLE") of $25,000.00.

         (b) Except as otherwise provided in Section 10.6 hereof and except that this limitation shall not apply to any indemnification claims arising under or with respect to Sections 10.1 and 11(a) hereto, the indemnification liability of each of Leslie
                  J. Stinn and Roy Self to any Buyer Indemnified Party under
                  Section 10.2 for any misrepresentation or breach of warranty shall be limited to fifty percent (50%) of any claim or demand made thereunder.

         (c) Except as otherwise provided in Section 10.6 hereof and except that this limitation shall not apply to any indemnification claims arising under or with respect to Sections 10.1 and 11(a) hereto, the indemnification liability of each Securityholder to any Buyer Indemnified Party under Section
                  10.2 for any misrepresentation or breach of warranty shall be limited to the percentage of any claim or demand made thereunder equal to the percentage set forth after such Securityholder's name in column C on Exhibit A.

         (d) Except as otherwise provided in Section 10.6 hereof and except that this limitation shall not apply to any indemnification claim arising under or with respect to Section 11(b) hereof, the Buyer shall not be liable to any Securityholder Indemnified Party under Section 10.3 hereof for any misrepresentation or breach of warranty until the aggregate amount for which it would otherwise (but for this provision) be liable to any or all Securityholder Indemnified Parties for all such misrepresentations and breaches of warranty exceeds in the aggregate the Deductible.

10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in Section
10.6 hereof, the representations and warranties given or made by the Securityholders or the Buyer in this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing for a period of two years after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns (each as defined in Section A.2.10 hereof) and to Environmental Claims (as defined in Section A.2.19 hereof) shall survive the Closing for the period of the applicable statutes of limitation plus any extensions, (b) all representations and warranties set forth in Sections A.1 and 11(a) hereof shall survive the Closing without limitation and (c) any representation or warranty as to which a claim shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein.

10.6 EXCEPTIONS TO LIMITATIONS. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which any Buyer Indemnified Party has, or might have, at law, in equity or otherwise, against the Securityholders, or which any Securityholder Indemnified Party has, or might have, at law, in equity or otherwise, against the Buyer, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfil any agreement or covenant.

10.7 PAYMENT OF INDEMNIFICATION OBLIGATIONS. In the event that any Securityholder or the Buyer is required to make any payment under this Section 10, such party shall promptly pay the Buyer Indemnified Party or the Securityholder Indemnified Party, as the case may be, the amount of such indemnity obligation. If there should be a dispute as to such amount, such Securityholder or the Buyer, as the case may be, shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section 10 and the portion, if any, theretofore paid shall bear interest for the period from the date the amount was demanded by the Buyer Indemnified Party or the Securityholder Indemnified Party, as the case may be, until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be 1.0 percentage point in excess of the rate which is publicly announced from time to time by The Royal Bank of Canada as its "PRIME RATE".

10.8 INDEMNIFICATION PROCEDURE. All claims for indemnification under this
Section 10 shall be asserted and resolved as follows:

         (a) In the event that any claim or demand for which a party (the "INDEMNIFYING PARTY") would be liable to any Buyer Indemnified Party or Securityholder Indemnified Party (in either case, the "INDEMNIFIED PARTY") hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall take immediate steps to notify the Indemnifying Party of such claim or demand, specifying the nature of such claim or demand in as much detail as possible and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand), together with all documentation required by the Indemnifying Party and which the Indemnified Party has the power to obtain or is able to obtain, and detailing such claim or demand sufficiently to permit a decision regarding indemnification to be made by the Indemnifying Party (collectively called the "CLAIM NOTICE"). The Indemnifying Party shall have 20 days from the receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may defend against any such claim in the Indemnified

                  Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this
                  Section 10, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any judgment and, subject to Section 10.8(c) hereof, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including without limitation interest as provided in
                  Section 10.7 hereof.

         (b) If the Indemnified Party elects to defend any such claim or demand or the Indemnifying Party elects not to defend such claim or demand, then the Indemnified Party covenants to diligently defend any such claim or demand to the full extent an experienced, prudent businessperson would in the circumstances. The Indemnified Party shall, prior to entering into any settlement of any such claim or demand, provide the Indemnifying Party with full particulars of such proposed settlement and obtain in writing the approval of such Indemnifying Party to such settlement, such approval to not be unreasonably withheld. The Indemnified Party shall have the right to control the defense of any such claim or demand and the amount of any judgment and, subject to Section 10.8(c) hereof, the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall be consulted by the Indemnified Party on an ongoing basis with respect to all material issues related to the defense of such claim or demand, and have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

         (c) Notwithstanding any other provisions of Section 10 of this Agreement, the Indemnifying Party's obligation to indemnify the Indemnified Party with respect to the reasonable costs and expenses incurred by the Indemnified Party in defending any particular claim or demand, is subject to the following qualifications and limitations:

                  (i) all such costs and expenses must be reasonable given the nature and extent of such claim or demand ; and given the nature and extent of the relevant defense,

                  (ii) prior to retaining any professional services in connection with the defense of such claim or demand, the Indemnified Party shall first advise the Indemnifying Party of the need for such professional services, shall consult with the Indemnifying Party regarding the identity and the expected fees of the professional to be retained and shall, to the extent possible, acting reasonably, come to a mutual agreement with the Indemnifying Party regarding the professional to be retained, and

                  (iii) all such costs and expenses incurred with respect to the provision of legal services shall be subject to taxation.

         (d) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall take immediate steps to send a Claim Notice with respect to such claim to the Indemnifying Party.

         (e) Subject to the provisions of Sections 10.8(b) and 10.8(c) hereof, the Indemnified Party's failure to give immediate notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

11.      NO BROKERS' OR FINDERS' FEES.

         (a) Each of the Securityholders represents and warrants that all discussions, activities and negotiations relative to this Agreement have been carried on by such Securityholder directly without the intervention of any person who may be entitled to, or has claimed entitlement to, any brokerage or finder's fee or other commission in respect hereof or the consummation of the Completed Transactions, irrespective of the validity of such claim, other than as disclosed in the December 8, 1997 letter from Canaccord Capital Corporation to the Buyer, and each Securityholder agrees to indemnify and hold harmless the Buyer Indemnified Parties against any and all claims, losses, liabilities and expenses (including without limitation reasonable legal fees and expenses) which may be incurred or paid by the Buyer as a result of such Securityholder's dealings, arrangements or agreements with any such person contrary to the representation and warranty contained in this sub-paragraph 11(a).

         (b) The Buyer represents and warrants that all discussions, activities and negotiations relative to this Agreement have been carried on by the Buyer and its affiliates directly without the intervention of any person who may be entitled to, or has claimed entitlement to, any brokerage or finder's fee or other commission in respect hereof or the consummation of the Contemplated Transactions, irrespective of the validity of such claim, other than as disclosed in the December 8, 1997 letter from Canaccord Capital Corporation to the Buyer and the Buyer agrees to indemnify and hold harmless each Securityholder against any and all claims, losses, liabilities and expenses (including without limitation reasonable legal fees and expenses) which may be incurred or paid by such Securityholder as a result of the Buyer's or any of the Buyer's affiliates' or associates' dealings, arrangements or agreements with any such person contrary to the representation and warranty contained in this sub-paragraph 11(b).

12.      COVENANT NOT TO COMPETE.

         (a) From the date of this Agreement until the third anniversary of the Closing, each of the Securityholders agrees that he or she, as the case may be, will not, anywhere in North America, unless acting for the Buyer or its affiliates (including without limitation Continental) or in accordance with the Buyer's prior written consent, (i) (directly or indirectly) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, any business or enterprise engaged anywhere in North America by Continental on the Closing Date or during the three-year non-compete period stated above or at the time of its termination, (ii) call on or solicit any person who or which during such non-compete period is a customer of Continental with respect to any business covered by clause (i) above or (iii) solicit the employment of any person who during such non-compete period is employed by Continental on a full or part-time basis.

         (b) The restriction provided in Section 12(a) above shall not be construed to prohibit the ownership by the Securityholders (as a group) of not more than 5% of any class of securities of any corporation (other than the Buyer) which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Act (Alberta), or which are publicly traded on a recognized securities exchange, provided that such ownership represents a passive investment and that neither the Securityholders nor any group of persons including the Securityholders in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other any exercising his or her rights as a shareholder, or seeks to do any of the forgoing.

         (c) Each of the Securityholders acknowledges that (i) the provisions of this Section 12 are reasonable and necessary to protect the legitimate interests of the Buyer and its affiliates (including, without limitation, Continental), (ii) any violation of this Section 12 will result in irreparable injury to the Buyer and its affiliates (including, without limitation, Continental) and that damages at law would not be reasonable or adequate compensation to the Buyer and its affiliates (including, without limitation Continental,) for a violation of this Section 12 and (iii) the Buyer and its affiliates (including, without limitation, Continental) shall be entitled to have the provisions of this Section 12 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting from the violating Securityholder of all earnings, profits and other benefits arising out of any violation of this Section 12 by such Securityholder, including without limitation estimated future earnings related to any such violation by such Securityholder. In the event that the provisions of this Section 12 should ever be deemed or held by a court of competent jurisdiction to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

         (d) The Buyer and each of the Securityholders intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Section 12 upon the courts of any jurisdiction within the geographical scope of such covenants. In addition to
                  Section 15.8 hereof and not in limitation thereof, if the courts of any one or more of such jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of the Buyer and each covenanting Securityholder that such determination not bar or in any way adversely affect the right of the Buyer and its affiliates (including without limitation Continental) to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Section 12 only, such covenants being, for this purpose, severable into diverse and independent covenants.

13. FURTHER AGREEMENTS OF THE PARTIES.

13.1 CONDUCT OF BUSINESS OF CONTINENTAL. Except as expressly permitted by or contemplated by this Agreement, the Credit Agreement, the Employment Agreements and except as otherwise agreed to or required in connection with the leasing, outfitting and operation of the "Pacific Titan" in an aggregate amount not to exceed $12,000,000.00 (U.S.) (hereinafter collectively called the "EXTRAORDINARY EXPENDITURES") between the date of this Agreement and the Closing Date, Continental shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization, and to preserve the goodwill of persons having business relations with Continental. Without limiting the generality of the foregoing, except as otherwise expressly permitted or contemplated in this Agreement, and except for the Extraordinary Expenditures, between the date of this Agreement and the Closing Date, Continental shall pay accounts payable and pay and perform other obligations of the business of Continental when they become due and payable in the ordinary course of business consistent with prior practice, or when required to be performed, as the case may be, and shall not:

         (a)      amend its articles or certificate of incorporation or by-laws;

         (b) declare or pay any dividend or make any other payment or distribution in respect of its capital stock, other than the Bonus Transactions;

         (c) purchase, redeem, issue, sell or otherwise acquire or dispose of, either directly or indirectly, any of its capital stock, or reclassify, split or otherwise change any of its capital stock or grant or enter into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of, its capital stock, other than the Bonus Transactions;

         (d) organize any subsidiary or acquire any capital stock or other equity securities of any person or any equity or ownership interest in any business;

         (e) borrow any funds or incur, assume or acquire any obligation or liability (whether fixed, accrued, contingent or otherwise, whether due or to become due) or in the aggregate amount of more than $25,000.00 except for current liabilities incurred in the ordinary course of business in connection with the purchase of goods or services consistent with prior practice;

         (f) utilize its existing credit facility with Royal Bank of Canada other than in the ordinary course of business and other than to effect payment in accordance with Section 3(b) of the $1,000,000.00 (Cdn.) bonus;

         (g) enter into any commitment letter, offer to finance or loan agreement regarding the leasing, outfitting or operation of the "Pacific Titan" with any of Export Development Corporation, Northstar Trade Finance Inc. or their respective agents or affiliates without the prior express written consent of the Buyer (collectively, the "EDC FINANCING");

         (h) pay, discharge or satisfy any encumbrance (other than an encumbrance then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), except for payment, discharge or satisfaction for cash of a claim, liability or obligation that is a current liability either shown on the most recent financial statement of Continental provided to Buyer, or incurred since the date of such financial statement in the ordinary course of business consistent with prior practice;

         (i) make or grant any material increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of any employees of Continental, or enter into any employment contract with any employee of Continental other than the Employment Agreements;

         (j) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any of its assets or properties (real or personal, tangible or intangible) or any other material right, other than in the ordinary course of business;

         (k) enter into any instrument which would constitute a material lease or contract or enter into any material amendment, supplement or waiver in respect of any material lease or contract;

         (l) incur any severance pay obligation by reason of this Agreement or the Contemplated Transactions;

         (m) grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of Continental's business or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor, or otherwise in respect of the obligation of any person other than through endorsements of negotiable instrument in the ordinary course of business;

         (n) cancel or compromise any material debt or claim, or waive or release any material right, other than adjustments in the ordinary course of business for goods or services sold and received which, in the aggregate, are not material;

         (o) make any capital expenditures or capital additions or improvements in excess of an aggregate of $25,000.00, other than pursuant to capital expenditure commitments disclosed on any Schedule hereto or not required to be disclosed thereon;

         (p) enter into or amend any collective bargaining or union contract or agreement;

         (q)      institute or settle any Proceeding;

         (r) incur any tax liability other than in the ordinary course of business;

         (s) in any other manner, modify, change or otherwise alter in a material way the fundamental nature of the business of Continental as presently conducted; or

         (t) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing, without the prior express written consent of the Buyer.

13.2 FURTHER ASSURANCES. Following the Closing, the Securityholders, Continental and the Buyer shall, and shall cause each of their affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Contemplated Transactions.

13.3 TAX MATTERS.

         (a) Between the date of this Agreement and the Closing Date, Continental shall (i) file on a timely basis all tax returns required to be filed by or with respect to Continental within such time period and pay all taxes shown to be due thereon; provided that A. all such tax returns will be true, correct, and complete when filed by Continental and B. submit each of such tax returns to the Buyer for the Buyer's review and approval prior to filing, and (ii) shall not make or cause to be made any election, or file any tax return or amended tax return reflecting any position, that could result in adverse tax consequences to the Buyer or to Continental for any period, except for elections made in accordance with historical practices of Continental.

         (b) Each of the Buyer, Continental and the Securityholders will provide the other parties with such assistance as may reasonable be requested by any of them in connection with the preparation of any tax return, any audit or other examination by any taxing authority, any Proceedings relating to liability for taxes, or any other claim arising under this Agreement, and each will retain and provide the others with any of their respective records or information that may be relevant to any such tax return, audit or examination, Proceeding or claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax returns and supporting work schedules.

13.4 EXCLUSIVITY. From the date hereof until the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 14 hereof, neither any of the Securityholders nor Continental shall (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person relating to A. any business combination with Continental or B. the sale of a material portion of the assets and/or capital stock of Continental (a "TRANSACTION"), (ii) enter into or participate in any negotiations, nor initiate any discussions or continue any discussions initiated by others, regarding any Transaction, or furnish to any other person any information with respect to the assets or business of Continental for the purposes of pursuing a possible Transaction with any other party, or (iii) otherwise participate in, assist, facilitate, or encourage any effort or attempt by any other person to do any of the foregoing. Neither the Securityholders nor Continental shall authorize their investment bankers or other advisors to violate the provisions of this paragraph and shall use reasonable efforts to prevent their investment bankers or other advisors from violating the provisions of this paragraph.

13.5 RETRIEVAL OF CONFIDENTIAL INFORMATION. At the Closing, the Securityholders and Continental shall deliver to the Buyer a list of all persons (other than directors, officers, employees, legal advisors and accountants of Continental) who received confidential information concerning Continental and copies of all confidentiality agreements entered into by such persons in connection with the solicitation of prospective acquirors of Continental. Following the Closing, the Securityholders and Continental shall, with respect to confidential information given to such persons pursuant to or in connection with confidentiality agreements that do not run directly to Continental, authorize the Buyer to retrieve or cause its agents to retrieve all such confidential information from such persons. The Securityholders and Continental shall provide their full cooperation in connection with the foregoing. In addition the Securityholders and Continental shall assign to the Buyer all rights of the Securityholders and Continental, if any, to enforce the confidentiality agreements entered into by such persons.

13.6 REGULATORY COMPLIANCE. The Securityholders shall, and shall cause Continental to, fully cooperate, and take all such actions as may be requested, with respect to any and all requirements to facilitate the preparation and filing of the proxy statement (the "PROXY STATEMENT"), or any other documents, required to be filed by Buyer with the S.E.C. in connection with the solicitation of the approval of the shareholders of the Buyer of the Contemplated Transactions, or as otherwise necessary in connection with the Contemplated Transactions, including, without limitation, furnishing the Buyer with any information concerning Continental and its Securityholders, the preparation of its audited financial statements by Ernst & Young, Chartered Accountants, for the three years ended December 31, 1997, and for such other periods as otherwise may be requested by the S.E.C., assistance with respect to Buyer's preparation of pro forma financial statements and unaudited interim financial statement information, preparation of amendments and/or responses to comments from the S.E.C. in relation to any of the foregoing and other matters incidental to the Contemplated Transactions. Whenever an event occurs which should be set forth in an amendment to the Proxy Statement or otherwise disclosed by Continental or any of the Securityholders on the Schedules hereto, or by the Buyer in any filing required to made by it pursuant to the rules and regulations of the S.E.C., Continental or the Securityholders, as the case may be, shall promptly inform the Buyer and will cooperate with the Buyer in preparing such amendment or filing. With respect to the preparation of the Proxy Statement, Continental shall be responsible for all costs incurred in connection with the preparation of its audited and unaudited financial statements as necessary for the preparation of the Proxy Statement in accordance with the applicable rules and regulations of the S.E.C. and the Buyer shall be responsible, and shall reimburse Continental or the Securityholders, as the case may be, for all other costs incurred in connection with the preparation of the Proxy Statement, including, without limitation, the preparation of pro forma financial statements.

13.7 NASDAQ LISTING. Prior to the Closing Date, the Buyer shall prepare and file with the Nasdaq Stock Market, or such other exchange or market upon which the Buyer's shares are then primarily listed for trading, a notification of listing (the "NASDAQ LISTING") of the additional shares of Venture Stock to be issued to the Securityholders pursuant to the terms hereof, and to the extent obtainable and prior to the Closing Date, shall obtain written verification of such listing. For a period equal to the lesser of (i) five years from the Closing Date or (ii) after an aggregate of 95% of the Venture Stock being acquired by the Securityholders pursuant to the terms hereof have been transferred or otherwise disposed of by the Securityholders, the Buyer shall use its best efforts to maintain the listing of its securities on Nasdaq, or such other exchange or market as the securities of the Buyer may then be listed for trading.

13.8 RULE 144 REPORTING AND ALBERTA COMPLIANCE. For a period equal to the lesser of (i) five years from the Closing Date or (ii) after an aggregate of 95% of the Venture Stock being acquired by the Securityholders pursuant to the terms hereof have been transferred or otherwise disposed of by the Securityholders, the Buyer agrees to:

         (a) Make and keep available adequate current public information regarding the Buyer as such is understood and defined in Rule 144 under the Securities Act;

         (b) Comply in all material respects with the reporting requirements of the Exchange Act applicable to it;

         (c) Use its best efforts to otherwise comply with the provisions of Rule 144 as then in effect and which may be applicable to it; and

         (d) Use its best efforts to comply with the rules and regulations of the Securities Act (Alberta) in all material respects (the "ALBERTA ACT").

13.9 REMOVAL OF LEGENDS AND TRANSFER RESTRICTIONS. The legend endorsed on each certificate for the Venture Stock pursuant to Section A.1.5(g) shall be removed and the Buyer shall issue a certificate without such legend to the Securityholders and will instruct the Buyer's transfer agent to remove any stop-transfer instructions to the extent that (i) the Venture Stock issued to such Securityholder is registered for resale under the Act and a prospectus meeting the requirements of section 10 of the Act is available, (ii) there is available an exemption from registration under the Act and, if the Buyer reasonably requests, the Securityholder (or a valid transferee) provides to the Buyer an opinion of counsel for the Securityholder (or such transferee) reasonably satisfactory to the Buyer, or a no-action letter or interpretive opinion of the staff of the SEC to the effect that a public sale, transfer or assignment of such Venture Stock may be made without registration under the Act or (iii) Rule 144 (k) under the Act is applicable to such Venture Stock and the applicable conditions have been met, and the Buyer receives an opinion of counsel of such Securityholders to such effect. Notwithstanding the previous sentence, the legend endorsed on each certificate for the Venture Stock pursuant to Section A.1.5(g) shall be removed and the Buyer shall issue a certificate without such legend to the Securityholder or a valid transferee, two years after the Closing Date, provided however, that the holding period as set forth in Rule 144(k) under the Act, and as calculated in accordance with the provisions of Rule 144(d) under the Act, has been met by either the Securityholder or a valid transferee, and the Buyer receives a representation letter from such Securityholder to such effect.

13.10 NOMINEE DIRECTOR OF THE BUYER. The Buyer agrees to use its best efforts to ensure that a nominee selected by the Securityholders, collectively, is included on the board of directors' list of nominee directors for each of the next three annual shareholder meetings of the Buyer.

14.  TERMINATION

14.1 TERMINATION PROCEDURES. This Agreement may be terminated before the Closing Date only as follows:

         (a) by written agreement of the Securityholders, Continental and the Buyer at any time;

         (b) by the Buyer, by notice to the Securityholders and Continental, if satisfaction of any of the conditions to the Buyer's obligations set forth in Section 8 becomes impossible and such condition has not been waived by the Securityholders and Continental; or

         (c) by the Securityholders, by notice to the Buyer, if satisfaction of any of the conditions to the Securityholders' obligations set forth in Section 9 becomes impossible and such condition has not been waived by the Buyer.

14.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 14, this Agreement shall terminate without any liability or further obligation of any party to another, except for the obligations of the Buyer, Continental and the Securityholders under Sections 5 and 8.1.

15.  MISCELLANEOUS.

15.1 ACCOUNTS RECEIVABLE. In the event that all accounts receivable of Continental as of January 1, 1998 are not collected in full within 90 days after the Closing, then at the request of the Buyer the Securityholders shall become obligated to pay the Buyer or Continental, as specified by the Buyer, an amount equal to the accounts receivable not so collected, less an allowance for doubtful accounts equal to $25,000.00. Upon receipt of such payment Continental shall assign to the Securityholders all of its rights with respect to such uncollected accounts receivable.

15.2 EXPENSES. Except as otherwise indicated in this Agreement, the Buyer and Continental shall pay their own expenses incidental to the preparation hereof and, through the Closing, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby. The Buyer and Continental shall pay their own expenses incidental to the carrying out of the provisions hereof after the Closing. Continental shall pay all expenses of the Securityholders, and each of them, incidental to the preparation hereof, and, through the Closing, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby, including without limitation, the Securityholders' legal fees and expenses, and incidental to the carrying out of the provisions hereof after the Closing.

15.3 CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

15.4 ASSIGNMENT AND BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and enure to the benefit of and be enforceable by the heirs, administrators, personal representatives and successors of the parties hereto. This Agreement shall be non-assignable and non-transferable without the prior written consent of all parties.

15.5 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

15.6 PUBLICITY. Between the date of this Agreement and the Closing Date, except to the extent required by law, neither the Buyer nor any of the Securityholders nor Continental shall, and none of them shall permit any affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Contemplated Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by law, the parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text; provided that the Securityholders hereby acknowledge that upon execution of this Agreement, the Buyer shall prepare and issue a press release and file a report on Form 8-K, the form and substance of which shall be reviewed by Continental, but be satisfactory to the Buyer and its counsel.

15.7 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or other telecommunications, by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

         If to the Buyer, to:

         Venture Seismic Ltd.
         3110 80th Avenue S.E.
         Calgary, Alberta T2C 1T3
         Telecopier: (403) 777-9080
         Attention:  Brian W. Kozun

         With a required copy to:

         Burstall Ward

         Barristers & Solicitors
         3100, 324 8th Avenue S.W.
         Calgary, Alberta T2P 2Z2
         Telecopier: (403) 266-6016
         Attention:  Scott W. Sangster

         and to:

         Bachner, Tally, Polevoy & Misher LLP
         380 Madison Avenue
         New York, New York 10017-2590
         Telecopier: (212) 682-5729
         Attention:  Nellie Gilligan

         If to the Securityholders, to:

         Leslie J. Stinn
         612 24th Avenue N.E.
         Calgary, Alberta T2E 1X8
         Telephone: (403) 230-1698

         Gregory A. Stinn
         7411 Hunterhaven Place N.E.
         Calgary, Alberta T2K 4K7
         Telephone: (403) 275-1188

         Roy D. Self
         69 31st Avenue S.W.
         Calgary, Alberta T2S 2Y7
         Telephone: (403) 234-8627

         Sandra Kelly
         3712 3rd Avenue S.W.
         Calgary, Alberta T3C 0A6
         Telephone: (403) 249-4922

         Elaine McCarthy
         504 36th Street S.W.
         Calgary, Alberta T3C 0A6
         Telephone: (403) 242-6118

         With a required copy to:

         Tharp Sinclair Watson Quigley Taylor
         Barristers & Solicitors
         800, 933 17th Avenue S.W.
         Calgary, Alberta T2P 5R6
         Telecopier: (403) 245-3777

         Attention:  David H. Sinclair, Q.C.

         If to Continental to:

         Continental Holdings Ltd.
         210, 3030 3rd Avenue N.E.
         Calgary, Alberta T2A 6T7
         Telecopier:  (403) 273-6729
         Attention:  Les J. Stinn, President

         With a required copy to:

         Tharp Sinclair Watson Quigley Taylor
         Barristers & Solicitors
         800, 933 17th Avenue S.W.
         Calgary, Alberta T2P 5R6
         Telecopier: (403) 245-3777
         Attention:  David H. Sinclair, Q.C.

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered or telecopied, or if mailed, on the seventh calendar day following the date of mailing, and if given by any other means shall be deemed given only when actually received by the addressees.

15.8 ALBERTA LAW TO GOVERN; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta. Each of the Buyer and the Securityholders irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding (collectively, "SUIT") instituted by the Securityholders and arising out of this Agreement shall be brought and adjudicated only in the Province of Alberta, (b) agrees that any Suit instituted by the Buyer arising out of this Agreement shall be brought and adjudicated only in the Province of Alberta, and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it, he or she is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper.

15.9 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Section 10 hereof, the other Buyer Indemnified Parties and Securityholder Indemnified Parties, and their heirs, administrators, personal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

15.10 HEADINGS; GENDER; PERSON; SECURITYHOLDERS; DOLLARS; $. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation hereof. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "PERSON" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. Any reference to an "AFFILIATE" or an "AFFILIATED

CORPORATION" herein shall have the meaning ascribed to such terms in the Business Corporations Act (Alberta), as amended from time to time, except as otherwise provided for herein. Any reference to "DOLLARS" or "$" shall refer to dollars of the United States of America.

15.11 TAX TREATMENT.

         (a) The Buyer makes no representations regarding the tax consequences to the Securityholders of the transactions contemplated by this Agreement. The Securityholders acknowledge that they have been advised of the tax consequences of the transactions contemplated by this Agreement by their own tax advisers, and that they are relying on their tax advisers in determining their respective tax consequences in connection with the transactions contemplated in this Agreement.

         (b) None of Continental or any Securityholder makes any representation regarding the tax consequences to the Buyer of the transactions contemplated by this Agreement. The Buyer acknowledges that it has been advised of the tax consequences of the transactions contemplated by this Agreement by its own tax advisers, and that it is relying on its tax advisers in determining its tax consequences in connection with the transactions contemplated in this Agreement.

15.12 EXHIBITS; APPENDIX; SCHEDULES.

         (a) Appendix A hereto and the Schedules referred to herein and therein are intended to be and hereby are specifically made a part of this Agreement.

         (b) The following Exhibits are intended to be and hereby are specifically made a part of this Agreement:

                  Exhibits

                  A - Allocation of Shares, Venture Stock, Cash Consideration B - Form of Credit Agreement
                  C - Form of Security Agreement to the Buyer
                  D - Form of Employment Agreement
                  E - Form of Closing Agenda

15.13 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

15.14 COUNTERPARTS; TELECOPIER EXECUTION. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Execution and delivery of counterparts of this Agreement by telecopier by any party shall be binding on all parties to this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first written.

                                                  VENTURE SEISMIC LTD.

                                                  Per:     /s/ Brian Kozun
                                                           ----------------
                                                           Name:  Brian W. Kozun
                                                           Title:   President

                                                  THE SECURITYHOLDERS


/s/ D. H. Sinclair                                /s/ L.J. Stinn
------------------                                --------------------
WITNESS                                           LESLIE J. STINN

/s/ D. H. Sinclair                                /s/ Sandra Kelly
------------------                                --------------------
WITNESS                                           SANDRA KELLY

/s/ D. H. Sinclair                                /s/ Elaine McCarthy
------------------                                --------------------
WITNESS                                           ELAINE B. MCCARTHY



                        (signatures continued on page 29)

                       (signatures continued from page 28)



/s/ D.H. Sinclair         /s/ Gregory Stinn
-----------------         ---------------------
WITNESS                   GREGORY A. STINN

/s/ D. H. Sinclair        /s/ R.D. Self
-----------------         ---------------------
WITNESS                   ROY SELF

                          CONTINENTAL HOLDINGS LTD.

                          Per:     /s/ L. J. Stinn
                                   -----------------------
                                   Name:  Leslie J. Stinn
                                   Title:   President

                          Per:     /s/ R. D. Self
                                   -----------------------
                                   Name:  Roy D. Self
                                   Title: Vice-President, Geophysical Operations

                                   APPENDIX A

                         REPRESENTATIONS AND WARRANTIES



A.1 INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each Securityholder hereby represents and warrants to the Buyer as follows:

A.1.1 SHARE OWNERSHIP; AUTHORITY. Such Securityholder is the lawful owner of record and beneficially of the number of Shares set beside such Securityholder's name in column A of Exhibit A hereto, free and clear of all security interests, pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind, including without limitation any agreements, subscriptions, options, warrants, calls, commitments or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from such Securityholder at any time, or upon the happening of any stated event, any Shares owned by such Securityholder. Such Securityholder has full right, power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such Securityholder. This Agreement constitutes the legal, valid and binding obligation of such Securityholder enforceable against such Securityholder in accordance with its terms; except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) the extent to which the enforceability of the indemnification provisions contained in this Agreement may be limited by applicable laws.

A.1.2 VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC. The execution, delivery and performance hereof by such Securityholder will (a) not contravene or violate any material provision of any law, rule or regulation currently in effect to which such Securityholder is subject or (b) will such execution, delivery or performance violate, be in conflict with in any material respect or result in the breach (with or without the giving of notice or lapse of time, or both) of any material term, condition or provision of, or require the consent of any other party to, any material contract, commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which such Securityholder is a party or otherwise bound or affected, except for such violations which would not either individually or in the aggregate have a Material Adverse Effect. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by such Securityholder, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make individually or in the aggregate would not have a Material Adverse Effect.

A.1.3 NO CLAIMS AGAINST CONTINENTAL. As of the Closing Date, such Securityholder shall have no claim, either accrued, absolute, contingent or otherwise, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, against Continental for any reason and, in the case of a Securityholder who is an employee, for wages and benefits owing in the ordinary course of business of Continental up to and including the Closing Date, other than the Permitted Indebtedness.

A.1.4 CANADIAN RESIDENTS. Such Securityholder is a resident of Canada within the meaning of the ITA (as defined in Section A.2.7(b)).

A.1.5 THE VENTURE STOCK, RESTRICTIONS ON TRANSFER, INVESTMENT REPRESENTATIONS. Such Securityholder acknowledges that, to the best of his or her knowledge, information and belief, having made due inquiry, the execution of this Agreement by such Securityholder and the delivery to such Securityholder of a portion of the Venture Stock has been or will be made in reliance upon, and is conditioned on, the following representations, warranties, acknowledgments and covenants of such Securityholder:

                                  APPENDIX A-2


        (a) Such Securityholder has such knowledge and experience in financial, tax and business matters that he or she is fully capable of evaluating the relative risks and merits of the obligations incurred under this Agreement and making an informed decision with respect hereto and has been afforded the opportunity during the course of negotiating the Contemplated Transactions to ask questions and secure such information from the Buyer and its officers and directors as it deems necessary to evaluate the merits of entering into this Agreement. Such Securityholder is familiar with the business, operations, assets, properties, prospects and financial condition of the Buyer.

        (b) Such Securityholder acknowledges a thorough familiarity with, and an understanding of, the definition of "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D, as such Rule is currently in effect and represents and warrants that such Securityholder is an accredited investor within the meaning of such definition.

        (c) Such Securityholder acknowledges that he or she, as the case may be, has not received from the Buyer or any person acting on the Buyer's behalf any general solicitation or public media advertisements.

        (d) Such Securityholder acknowledges that the Venture Stock to be received by such Securityholder under this Agreement will not have been registered under the Securities Act of 1933, as amended (the "ACT"), nor qualified under a prospectus filed under the Securities Act (Alberta) nor has the Venture Stock been registered under the securities or "BLUE SKY" laws of any of the United States or Canada or of any other jurisdictions and will be "RESTRICTED SECURITIES" as defined in Rule 144 under the Act, the provisions of which are known to it.

        (e) Such Securityholder represents and warrants to the Buyer that the Venture Stock is being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof, and understands that the effect of such representation and warranty is that the Venture Stock must be held by such Securityholder unless and until subsequently registered under the Act and applicable state and provincial securities laws, or unless an exemption from such registration or prospectus requirement is available at the time of any proposed sale or other transfer. Such Securityholder understands that Rule 144 under the Act requires, among other conditions, a holding period prior to the resale of the Venture Stock without having to satisfy the registration requirements under the Act, and that there can be no assurance that Rule 144 will be available or that the conditions of such Rule will be satisfied so as to allow any proposed sale. Each Securityholder understands that any sales made in reliance upon Rule 144 may only be made in accordance with the terms and conditions thereof.

        (f) Such Securityholder agrees not to sell, pledge, hypothecate or otherwise transfer any of the Venture Stock received by him or her under this Agreement except or unless: (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Securityholder shall have notified the Buyer of the proposed disposition and shall have furnished the Buyer with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Buyer, such Securityholder shall

                                  APPENDIX A-3

                    have furnished the Buyer with an opinion of counsel, reasonably satisfactory to the Buyer, that such disposition will not require registration of such the Venture Stock under the Act.

        (g) The certificates representing the Venture Stock to be issued pursuant hereto will bear the following legend:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 27, 1998, WITH VENTURE SEISMIC LTD. SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS OR AN EXEMPTION THEREFROM.

        Each Securityholder also understands that the Buyer will instruct its transfer agent to place a stop transfer notation in its records with respect to the certificates representing the Venture Stock.

        (h) DISCLOSURE MATERIALS. Each Securityholder represents and warrants to the Buyer that he or it has received and had full opportunity, prior to the execution of this Agreement to review thoroughly (along with counsel, accountants or other advisers) a copy of each of the following documents:
                    (i) the Buyer's report on Form 10-K for the year ended September 30, 1997; (ii) the Buyer's proxy statement and annual report to stockholders distributed in connection with its March 19, 1998 annual meeting of stockholders; and (iii) the Buyer's reports on Form 10-Q for the period ended December 31, 1997 (collectively, the "VENTURE DISCLOSURE DOCUMENTS").

        (i) ACCESS TO INFORMATION. Each Securityholder represents, warrants and acknowledges that such Securityholder, and the attorneys, accountants, representatives and agents of such Securityholder, have had a reasonable time prior to the execution hereof and completion of the transactions contemplated hereby, to ask questions and receive answers concerning the business and operations of the Buyer and to obtain any additional information necessary to make a fully informed decision with respect to the execution of this Agreement, and the investment in the Venture Stock effected hereby.

Nothing contained herein shall restrict the Securityholders from selling, pledging or otherwise transferring the Venture Stock acquired by each of them pursuant to an exemption from registration under the Act and the Alberta Act at any time provided such sale, pledge or transfer is otherwise consummated in accordance with the terms and provisions of this Agreement, the provisions of the Act, the Alberta Act and other applicable laws, rules or regulations.

A.2 SEVERAL REPRESENTATIONS AND WARRANTIES OF CONTINENTAL AND CERTAIN OF THE SECURITYHOLDERS. Continental and each of Leslie J. Stinn and Roy Self hereby severally represents and warrants to the Buyer that, to the best of its or his, as the case may be, knowledge, information and belief, having made due inquiry, as follows:

                                  APPENDIX A-4

A.2.1 CORPORATE EXISTENCE. Continental is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, and it has all requisite power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for licenses, permits and authorizations, the absence of which would not individually or in the aggregate result in a Material Adverse Effect. Continental is qualified as a foreign corporation authorized to do business and is in good standing in each jurisdiction in which such qualification is required, all of which jurisdictions are listed on Schedule A.2.1 hereto.

A.2.2 CAPITALIZATION. The total authorized capital stock of Continental consists of an unlimited number of Class "A" voting shares (none of which are outstanding), an unlimited number of Class "B" voting shares and an unlimited number of Class "C" shares issuable in series, of which the following shares are issued and outstanding (all such issued and outstanding shares have been previously defined as the "SHARES"):

           CERTIFICATE NO.               NAME                                            NUMBER OF SHARES
           ---------------               ----                                            ----------------
                B-15                     Leslie Stinn                                   220.8916 Class "B"
                B-16                     Sandra T. Kelly                                20.0811 Class "B"
                B-17                     Elaine McCarthy                                20.0811 Class "B"
                B-18                     Gregory Stinn                                  20.0811 Class "B"
                B-19                     Roy Self                                       220.8916 Class "B"
                 C-5                     Leslie A. Stinn                            236.72 Class "C", Series I
                 C-6                     Sandra T. Kelly                            21.52 Class "C", Series I
                 C-7                     Elaine McCarthy                            21.52 Class "C", Series I
                 C-8                     Gregory Stinn                              21.52 Class "C", Series I
                 C-9                     Roy Self                                   236.72 Class "C", Series I


All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued or transferred in violation of the terms of any agreement or other understanding binding upon Continental and were issued and transferred in compliance with all applicable charter documents of Continental and all applicable federal, provincial, state and foreign securities laws, rules and regulations. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Continental any shares of, or any securities convertible into, the capital stock of Continental. There are, and have been, no preemptive rights with respect to the issuance of the Shares or any other capital shares of Continental.

A.2.3 SUBSIDIARIES; NO INTEREST IN OTHER ENTITIES.

Continental owns no shares of any corporation and has no other ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or legal entity, except

                                  APPENDIX A-5

for bank, checking and money market accounts and other cash equivalent investments and except as described on Schedule A.2.3, with such investments as described on Schedule A.2.3 to be disposed of prior to the Closing Date.

A.2.4 FINANCIAL STATEMENTS. The Securityholders have delivered to the Buyer prior to the date hereof (a) the balance sheets of Continental as of December 31, 1995 and 1996 and the related statements of operations, shareholders' equity and cash flows for the 12-month periods then ended, reported on without qualification by Meyers Norris Penny & Co., chartered accountants, and (b) the balance sheet of Continental as of September 30, 1997 (the "SEPTEMBER 1997 BALANCE SHEET") and the related statements of operations, shareholders' equity and cash flows for the periods then ended as reviewed by Ernst & Young, chartered accountants (the foregoing financial statements, collectively, the "FINANCIALS"). Such financial statements (including without limitation all notes, comments, schedules and supplemental data contained in or annexed to such statements), correct and complete copies of all of which have been provided to the Buyer, are accurate, complete and in accordance with the books and records of Continental and present fairly the consolidated financial position and assets and liabilities of Continental as of their respective dates and the results of their consolidated operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis.

A.2.5 ACCOUNTS RECEIVABLE. All accounts receivable of Continental (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other business transactions, (c) are not subject to valid defenses, set-offs or counterclaims other than normal returns and allowances and (d) were generated only in the ordinary course of business.

A.2.6 INVENTORY AND REVENUE PRODUCING EQUIPMENT. All inventory and revenue producing equipment of Continental reflected on the September 1997 Balance Sheet, and all inventory and revenue producing equipment owned by Continental as of the date hereof, was acquired and has been maintained in accordance with the regular business practices of Continental, consists of items of a quality and quantity useable, saleable or rentable in the ordinary course of their businesses consistent with past practice, and is valued in conformity with generally accepted accounting principles applied on a consistent basis; no significant amount of such inventory or revenue producing equipment is obsolete, other than the anticipated replacement of all cable and related computer instrumentation on the marine seismic vessel "Calgary" to be completed within one year of the Closing Date.

A.2.7 ABSENCE OF UNDISCLOSED LIABILITIES.


         (a) Continental is not liable for or subject to any liability except for:

                  (i) the Extraordinary Expenditures, obligations under the Employment Agreements and the Bonus Transactions;

                  (ii) those liabilities and obligations adequately and specifically disclosed on the September 1997 Balance Sheet and not heretofore paid or discharged;

                  (iii) those liabilities and obligations arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Appendix A or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                                  APPENDIX A-6

                  (iv) those liabilities and obligations incurred, consistent with its past practice, in the ordinary course of its business and either not required to be shown on the September 1997 Balance Sheet or arising since September 30, 1997, which liabilities and obligations in the aggregate are of a character and magnitude consistent with its past practice.

For purposes of this Section A.2.7, Sections 10.1 and 10.2 hereof, the term "LIABILITIES" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         (b) Except as provided in Section A.2.18 hereof, Continental does not provide or maintain, and is not required under applicable law to provide or maintain, for its employees any pension, retirement, profit-sharing or other plan or policy for the benefit of employees which is required to comply with, and, except as required under the Employment Agreements and as incurred on an ongoing basis in connection with Continental's current employees, Continental has no liabilities with respect to themselves or any other person under, the federal Employees Retirement Income Security Act of 1974 ("ERISA"), the Income Tax Act (Canada) (the "ITA"), the Employment Insurance Act (Canada) or the Canada Pension Plan Act (Canada). Furthermore, other than the Bonus Transactions, Continental has no liability for any dividends or distributions to any Securityholder and since September 30, 1997 has not paid or delivered or become committed to pay or deliver any dividend, or made or become committed to make any distribution or payment, to any shareholder in respect of its capital shares or redeemed, purchased or otherwise acquired any of its capital shares.

A.2.8 EXISTING CONDITION. Except as disclosed on Schedule A.2.8 hereto, since September 30, 1997, Continental has not:

         (a) sold, assigned or transferred any of their assets or properties except in the ordinary course of their businesses consistent with past practice;

         (b) created, incurred, assumed or guaranteed any indebtedness for money borrowed or incurred any other liabilities exceeding $25,000.00 in the aggregate except for current liabilities incurred consistent with past practice;

         (c) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting their businesses, operations, assets, properties or prospects or (ii) of any item carried on Continental's consolidated books of account at more than $25,000.00;

         (d) suffered any material adverse change in their businesses, operations, assets, properties, prospects or condition (financial or otherwise);

         (e) made any capital expenditure or capital addition or betterment except for such as may be involved in the ordinary repair, maintenance and replacement of their assets;

         (f) materially increased the salaries or other compensation of, or made any material advance

                                  APPENDIX A-7


                  (excluding advances for ordinary and necessary business expenses) or loan to, any of their directors, officers or employees, or to any Securityholder, or made any material increase in, or any material addition to, other benefits to which any of their directors, officers or employees or any Securityholder may be entitled and as consistent with past practice; or

         (g) entered into any material transaction other than in the ordinary course of their businesses consistent with past practice.

Except as disclosed on Schedule A.2.8 hereto, since September 30, 1997, Continental has not made or suffered any amendment to or termination of any material contract or commitment (including without limitation all international contracts and commitments) to which they are or were a party or by which they or any of their properties are or were bound.

A.2.9  ASSETS AND PROPERTIES.

         (a) Continental owns outright and has good, valid and marketable title to all of its properties and assets, real, personal and mixed, including without limitation all of the properties and assets reflected on the September 1997 Balance Sheet and those acquired since September 30, 1997 (except in each case for properties and assets sold or otherwise disposed of since September 30, 1997, in the ordinary course of their businesses consistent with past practice), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except liens for current taxes not yet due and payable and items disclosed on Schedule A.2.9 hereto. All leases, licenses, permits and authorizations in any manner related to the assets, properties or business of Continental and all other instruments, documents and agreements pursuant to which Continental has obtained the right to use any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, licenses, permits, authorizations, instruments, documents or agreements any existing default or event which with the giving of notice or lapse of time, or both, would constitute a default.

         (b) All facilities, buildings, vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of tangible personal property owned or used by Continental are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of their businesses and conform to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof.

A.2.10 TAXES AND TAX RETURNS AND REPORTS. With respect to Continental (referred to in this Section A.2.10 as the "COMPANY"), (a) all reports, returns, statements (including without limitation estimated reports, returns or statements), and other similar filings required to be filed on or before the Closing Date by the Company (the "TAX RETURNS") with respect to any Taxes (as defined in this Section A.2.10) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of the Company for Taxes for the periods, properties or events covered thereby,
(b) all Taxes payable with respect to the Tax Returns, and all Taxes accruable with respect to events occurring prior to the Closing Date, whether disputed or not, and whether or not shown on any Tax Return, will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with generally accepted accounting principles is provided with respect

                                  APPENDIX A-8

thereto on the Closing Balance Sheet, (c) no deficiency in respect of any Taxes which has been assessed against the Company remains unpaid and neither Continental nor such Securityholder has knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against any Company with respect to any Taxes, (d) there is in effect no extension for the filing of any Tax Return and the Company has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax, (e) no claim has ever been made by any Tax authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (f) there are no statutory liens for Taxes upon any asset of the Company except for statutory liens for current Taxes not yet due, (g) no issues have been raised in any examination by any Tax authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, (h) the Company is not a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes, A. the Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for income tax purposes, (j) there are no accounting method changes or proposed accounting method changes of the Company that could give rise to an adjustment under the ITA or under section 481 of the Internal Revenue Code of 1986, as amended (the "CODE"), for periods after the Closing Date, (k) there are no requests for rulings in respect of any Tax pending between the Company and any Taxing authority, (l) since the date of its ownership by the Securityholders, the Company has not been a member of any affiliated group and (m) the Company has timely made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

For purposes of this Agreement, "TAXES" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, provincial, state, local, municipal or foreign), including without limitation all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment,, workers' compensation, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

A.2.11 BOOKS OF ACCOUNT. The books of account of Continental reflect all of its items of income and expense, and all of their assets and liabilities required to be reflected therein, in accordance with generally accepted accounting principles.

A.2.12 LEGAL PROCEEDINGS; ETC. Except as disclosed on Schedule A.2.12, there are no disputes, claims, actions, suits or proceedings (including without limitation local zoning or building ordinance proceedings), arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of Continental or such Securityholder, threatened or contemplated, by or against or affecting Continental or its assets or business, before or by any court or governmental or regulatory official, body or authority, or before an arbitrator of any kind. Neither Continental nor such Securityholder has any knowledge of any condition or state of facts or the occurrence of any event that might reasonably form the basis of any claim, liability or litigation against Continental. Continental is not a party to or otherwise bound or affected by the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority.

A.2.13 COMPLIANCE WITH LAW. Continental has complied in all material respects with each, and is not in violation of the material provisions of any law, rule or regulation currently in effect to which it or its business is, or its operations, assets or properties are subject and has not in any material respect failed to obtain or adhere to the requirements of any material license, permit or other authorization necessary to the

                                  APPENDIX A-9

ownership of its assets and properties or to the conduct of its business, except where such failure would not result either individually or in the aggregate in a Material Adverse Effect.

A.2.14 VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC. Except as disclosed on Schedule A.2.14, the execution, delivery and performance hereof by the Securityholders will (a) not contravene or violate any material provision of any law, rule or regulation currently in effect to which Continental is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Continental or (c) the charter documents of Continental; nor will such execution, delivery or performance violate, be in conflict with in any material respect or result in the breach (with or without the giving of notice or lapse of time, or both) of any material term, condition or provision of, or require the consent which has not been obtained of any other party to, any material contract, commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which Continental is a party or otherwise bound or affected or by which any of the assets or properties of Continental may be bound or affected, except for such violations which would not either individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule A.2.14, no authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by Continental, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make individually or in the aggregate would not have a Material Adverse Effect.

A.2.15 INSURANCE. Schedule A.2.15 contains a true and complete description of the insurance coverage in effect now or at any time during the past five years with respect to Continental and its business and properties, together with a description of all insurance claims in any one case in excess of $25,000.00 made by Continental during the past five years. Continental has at all times during the past five years maintained insurance coverage substantially similar to the insurance coverage currently in effect. There is no default under any such current coverage, nor has there been any failure to give any notice or present any claim under any such coverage in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums, and there are no provisions in any insurance coverage of Continental for retroactive or retrospective premium adjustments. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such coverage has been received by Continental. All products liability and general liability insurance policies maintained by Continental are and historically have been occurrence policies and not claims made policies. There are no outstanding performance bonds or other surety arrangements covering or issued for the benefit of Continental or its business or as to which Continental has or may incur any liability, other than for the outfitting of the "Pacific Titan".

A.2.16 CONTRACTS AND COMMITMENTS. Except as listed and described on Schedule
A.2.16 hereto or, in the case of benefit plans and arrangements, Schedule A.2.18 hereto, Continental is not a party to or otherwise bound or affected by any written or oral:

         (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including without limitation any consultant;

         (b) agreement, contract, commitment or arrangement with any labour union or other representative of employees;

         (c) agreement, contract or commitment for the purchase of, or payment for, supplies or

                                 APPENDIX A-10

                  products, or for the performance of services by a third party, involving in any one case $25,000.00 or more;

         (d) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $25,000.00 or more;

         (e) agreement, contract or commitment not otherwise listed on Schedule A.2.16 hereto and continuing over a period of more than six months from the date hereof or exceeding $25,000.00 in value;

         (f) representative or sales agency agreement, contract or commitment;

         (g) real property sale agreements wherein Continental is the vendor or purchaser, real property lease agreements wherein Continental is the lessor or the lessee and all chattel lease agreements wherein Continental is the lessor or the lessee;

         (h) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money (including without limitation loans to or from officers, directors, any Securityholder or any member of any of their immediate families), agreement, contract, commitment or arrangement for a line of credit or guarantee, indemnity, pledge or undertaking in any manner whatsoever of the indebtedness of any other person;

         (i) contracts involving or related to acquisitions, mergers, sales or dispositions in excess of $25,000.00;

         (j) agreement, contract or commitment for any charitable or political contribution;

         (k) agreement, contract or commitment for any capital expenditure in excess of $25,000.00;

         (l) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, nor is any officer or employee of Continental subject to any such agreement;

         (m) license, franchise, distributorship or other similar agreement, contract or commitment, including without limitation those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Continental; or

         (n) material agreement, contract or commitment not made in the ordinary course of business.

Except as may be disclosed on Schedule A.2.16 hereto, each of the agreements, contracts, commitments, arrangements, leases and other instruments, documents and undertakings listed on Schedule A.2.16 hereto is valid and enforceable in accordance with its terms, and the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may

                                 APPENDIX A-11


be disclosed on Schedule A.2.16 hereto, no such agreement, contract, commitment, arrangement, lease or other instrument, document or undertaking, in the reasonable opinion of Continental or any Securityholder, contains any contractual requirement with which there is a reasonable likelihood Continental or any other party thereto will be unable to comply.

A.2.17 ADDITIONAL INFORMATION. Schedule A.2.17 hereto contains, to the extent not described in some other Schedule hereto, accurate lists and summary descriptions of the following:

         (a) all vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of personal property owned or leased by Continental, specifying which are owned and which are leased and, with respect to leased property, specifying the identity of the lessor, the rental rate and the unexpired term of the lease, and also specifying serial numbers (where appropriate) and location;

         (b) all real property and interests in real property owned, leased or otherwise held by Continental specifying which are owned and which are leased and, with respect to leased property, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

         (c)      the names of all present directors of Continental;

         (d) the names and current annual salary or hourly rates of all present officers and employees of Continental together with a statement of the full amount of any bonuses, profit sharing or other remuneration paid to each such person and to any director during the current or the last fiscal year or payable to each such person in the future and the basis therefor;

         (e) the names and addresses of each bank and other financial institution or fund in which Continental maintains an account (whether checking, savings, money market or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access with respect thereto;

         (f) a listing and description of all cash equivalent items held by Continental;

         (g) a list of all of licenses, permits and authorizations of Continental;

         (h) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of Continental;

         (i) the names of all persons holding powers of attorney from Continental and a summary statement of the terms thereof; and

         (j) a listing of all current liabilities of Continental in excess of $25,000.00.

A.2.18 BENEFIT PLANS AND ARRANGEMENTS.

         (a) Schedule A.2.18 hereto lists all employee benefit plans, funds, policies, arrangements, practices, customs and understandings or programs, whether or not they are or are intended to be (i) covered or qualified under the ITA, the Code, ERISA or any other applicable law,

                                 APPENDIX A-12

                  (ii) written or oral, (iii) funded or unfunded or (iv) generally available to any or all employees (or former employees) of Continental (and/or their beneficiaries or dependents), which were or are established, contributed to or maintained by Continental, including without limitation welfare, fringe benefit, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, disability or wage continuation, sick pay or vacation pay, supplemental unemployment, severance or deferred compensation plans (the "PLANS"). For purposes of this Section A.2.18, the term "CONTINENTAL" shall include any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes Continental, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of Code) with Continental, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes Continental and any other entity required to be aggregated with Continental pursuant to the regulations issued under section 414(o) of the Code.

         (b) With respect to any such Plans, Continental has made all contributions thereto which it has accrued on its financial statements and other books and records as a liability and Continental has delivered or made available to the Buyer true, accurate and complete copies of (i) all documents governing such Plans, and all amendments thereto, (ii) all reports filed by Continental or Plan officials with respect to such Plans with the United States Department of Labour, the Internal Revenue Service (the "IRS") and any other federal, provincial or state regulatory agency, (iii) all summary plan descriptions, notices and other reporting and disclosure material furnished to participants in any of such Plans, (iv) all actuarial, accounting and financial reports prepared with respect to any of such Plans and (v) all currently effective IRS ruling or determination letters on any of such Plans.

         (c) The Plans and provisions thereof, the trusts created thereby, and the operation of the Plans are (and have at all times been) in compliance with and conform (and at all times have conformed) to the applicable provisions of the ITA, the Code, ERISA, other applicable statutes and governmental rules and regulations.

         (d) There is no action, claim or demand of any kind (other than routine claims for benefits) which has been brought or, to the knowledge of Continental or any Securityholder threatened, against any Plan or the assets thereof, or against any fiduciary of any such Plan.

         (e) No Plan is, and Continental does not have any liability, actual or contingent, with respect to any plan that is (i) a defined benefit pension plan subject to Title IV of ERISA,
                  (ii) a multi-employer pension plan, as that term is defined in sections 4001(a)(e) and 3(37) of ERISA, (iii) a plan providing life, health or medical benefits to retired employees or (iv) a self-insured welfare benefit plan.

         (f) With respect to any Plan that is an employee welfare benefit plan (within the meaning of section 3(1) of ERISA) (a "WELFARE PLAN"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deductions and (ii) any Plan that is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies, and in each and every case has complied, with all of the requirements of section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the

                                 APPENDIX A-13

                  Social Security Act.

         (g) The Buyer has not made any commitment regarding the continuation of any Plan maintained by Continental after the Closing Date and the Buyer will be free, in its sole discretion, to cause Continental to amend, cancel, terminate or otherwise modify in any and all respects any such Plan.

A.2.19 ENVIRONMENTAL MATTERS. In addition to the representations and warranties in Section A.2.13 hereof and not in limitation thereof, (a) no releases of Hazardous Materials (as defined in this Section A.2.19) have occurred at or from any property which is the subject of this transaction or which was otherwise owned or used at any time by Continental or any of its predecessors for management of Hazardous Materials, (b) there are no past, pending, or threatened Environmental Claims (as defined in this Section A.2.19) against Continental,
(c) there are no leaking underground storage tanks owned by Continental, or located at any facility owned or operated by Continental and (d) there are no facts, circumstances, or conditions that could reasonably be expected to restrict, under any Environmental Law or Environmental Permit (each as defined in this Section A.2.19) in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any property owned, operated or leased by Continental. As used in this Section A.2.19:

         (i) "ENVIRONMENTAL CLAIMS" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by: (A) a governmental authority for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or (B) a third party seeking damages for personal injury or property damage resulting from the release of a Hazardous Material at, to or from any facility of Continental, including without limitation Continental employees seeking damages for exposure to Hazardous Materials;

         (ii) "ENVIRONMENTAL LAWS" means all federal, provincial, state and local laws, statutes, ordinances, codes, rules and regulations related to protection of the environment or the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials;

         (iii) "ENVIRONMENTAL PERMIT" means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law; and

         (iv) "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is regulated as of the Closing Date by any federal, provincial, state or local governmental authority under any Environmental Law now or hereafter effective, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

A.2.20 INTELLECTUAL PROPERTY.

                                 APPENDIX A-14

         (a) The patents, patent applications, trademarks, trademark applications, trade names and trade name applications and licenses in respect thereof as set forth in Schedule A.2.20 hereto annexed are:

                  (i) the only ones necessary so as to enable Continental to carry on its business as presently conducted; and

                  (ii) to the knowledge of the Securityholders, Continental is entitled to use the same and the Securityholders are not aware of any other person using the same in the Province of Alberta or in any other jurisdiction where Continental carries on business.

         (b) Continental owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its assets and business, without infringement upon or conflict with the rights of any other person with respect thereto, including, without limitation, all trade names associated with any private label brands of Continental. To the best knowledge of the Securityholders, no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated by be employed, by Continental infringes upon or conflicts with any rights owned by any other person, and no claim or litigation regarding any of the foregoing is pending or threatened. No patent, invention, device, application, principle and no statute, law, rule, regulation, standard or code involving the intellectual property is pending or, to the knowledge of the Securityholders, proposed, except where the consequences in the aggregate have no material adverse effect on Continental or its business.

A.2.21 NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, to or in any third person to acquire any of the assets or properties of Continental or any interest therein, except for those contracts entered into in the ordinary course of business consistent with past practice for the sale of Continental's products and services.

A.2.22 SCHEDULES; DELIVERY OF DOCUMENTS; CORPORATE RECORDS. The Securityholders have delivered or made available to the Buyer the originals or true and complete copies of all documents, including without limitation all amendments, supplements or modifications thereof or waivers currently in effect thereunder, referred to on the Schedules hereto or otherwise material to the representations and warranties in this Agreement and have also delivered to the Buyer copies of the constating documents of Continental and all amendments thereto and the By-Laws, as amended, of Continental. The minute and stock record books of Continental, which have been made available to the Buyer for its inspection, contain complete and correct copies of all charter documents and the records of all meetings and consents in lieu of meeting of the Boards of Directors (and any committees thereof) and voting shareholders of Continental since the dates of their incorporation.


A.3 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to each of the Securityholders that, to the best of its knowledge, information and belief, having made due

                                 APPENDIX A-15

inquiry, as follows:

A.3.1 REPORTING ISSUER STATUS. The Buyer is a "reporting issuer" in the Province of Alberta as that term is defined in the Securities Act (Alberta) and the common shares of the Buyer are listed and posted for trading on Nasdaq. The Buyer is not in default of any requirement of the Securities Act (Alberta) or its regulations which would have a Venture Material Adverse Effect. The Buyer has not received any notice of default with respect to any material rule of Nasdaq applicable to the maintenance of its listing thereon. The Venture Stock is part of a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Buyer is subject to Section 13 or 15(d) of the Exchange Act. Since March 1, 1997, the Buyer has complied in all material respects with the reporting requirements of the Exchange Act.

A.3.2 AUTHORIZED CAPITAL. The authorized capital of the Buyer consists of an unlimited number of common shares, of which 4,634,584 common shares are issued and outstanding as of the date hereof. The following warrants and options to acquire common shares of the Buyer are issued and outstanding as of the date hereof:

WARRANTS & OPTIONS OUTSTANDING:                                        NUMBER               EXERCISE PRICE
-------------------------------                                        ------               --------------
1)       Underwriter option                                            140,000              $8.25

2)       Underwriter warrants                                          140,000              $7.00

3)       Investor relations warrants                                   100,000              $5.25

4)       Stock options                                                 384,500              $3.38 to $ 5.88
         (208,500 vested)


Other than as set forth above, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Buyer any shares of, or any securities convertible into, the capital stock of Buyer. There are no preemptive rights with respect to the issuance of the Venture Stock or any other capital shares of Buyer.

A.3.3 CORPORATE EXISTENCE. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta and the Buyer has all requisite power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for licenses, permits and authorizations, the absence of which would not individually or in the aggregate result in a Venture Material Adverse Effect. The Buyer is qualified as a foreign corporation authorized to do business and is in good standing in each jurisdiction in which such qualification is required.

A.3.4 CORPORATE POWER AND AUTHORIZATION. The Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Contemplated Transactions. The execution, delivery and performance hereof by the Buyer has been duly authorized and approved by all necessary corporate action, other than receipt of requisite shareholder approval. This Agreement is a legal, valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms; except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) laws relating to the availability of specific

                                 APPENDIX A-16

performance, injunctive relief or other equitable remedies, and (c) the extent to which the enforceability of the indemnification provisions contained in this Agreement may be limited by applicable laws.

A.3.5 VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC. Except as disclosed on Schedule A.3.5, the execution, delivery and performance hereof by the Buyer will
(a) not contravene or violate any material provision of any law, rule or regulation currently in effect to which the Buyer is subject, including without limitation, the rules and regulations of the Alberta Securities Commission, the S.E.C. or Nasdaq, or (b) the Certificate of Incorporation or By-Laws of the Buyer; nor will such execution, delivery or performance violate, be in conflict with in any material respect or result in the breach (with or without the giving of notice or lapse of time, or both) of any material term, condition or provision of, or require the consent which has not been obtained of any other party to, any material contract, commitment or agreement, oral or written, to or by which the Buyer is a party or otherwise bound or affected or by which any of the Buyer's assets or properties may be bound or affected, except for such violations which would not either individually or in the aggregate have a Venture Material Adverse Effect. Except as disclosed on Schedule A.3.5, no authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by the Buyer, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make individually or in the aggregate would not have a Venture Material Adverse Effect.

A.3.6 VENTURE STOCK. Assuming the accuracy of the representations and warranties of the Securityholders provided in this Agreement, the offer and sale of the Venture Stock by the Buyer is exempt from the registration requirements of the Act pursuant to section 4(2) thereof. The Venture Stock, when issued from treasury to the Securityholders, will be issued free and clear of all security interests, pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind and nature whatsoever, including without limitation any agreements, subscriptions, options, warrants, calls, commitments or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from such Securityholders at any time, or upon the happening of any stated event, any of the Venture Stock to be issued to such Securityholders, excepting only the restrictions on the Venture Stock under governing security and regulatory laws, regulations and policies. Nothing contained herein shall restrict the Securityholders from selling, pledging or otherwise transferring the Venture Stock acquired by each of them pursuant to an exemption from registration under the Act and the Alberta Act at any time provided such sale, pledge or transfer is otherwise consummated in accordance with the terms and provisions of this Agreement, the provisions of the Act, the Alberta Act and other applicable laws, rules or regulations.

A.3.7 CANADIAN RESIDENT. The Buyer is a Canadian corporation within the meaning of the ITA.

A.3.8 COMPLIANCE WITH LAWS. The Buyer has complied in all material respects with each, and is not in violation of the material provisions of any law, rule or regulation currently in effect to which it or its business is, or its operations, assets, securities or properties are subject, including, without limitation, the rules and regulations of the Alberta Securities Commission, the S.E.C. or Nasdaq, and has not in any material respect failed to obtain or adhere to the requirements of any material license, permit or other authorization necessary to the ownership of its assets and properties or to the conduct of its business, except where such failure would not result either individually or in the aggregate in a Venture Material Adverse Effect.

A.3.9 CANACCORD CAPITAL CORPORATION INDEMNITY. The Buyer covenants and agrees except as otherwise agreed to by the Securityholders, on behalf of Continental, or by Continental, or except as may be

                                 APPENDIX A-17

determined by an appropriate court of law or other governing body, that none of the Securityholders shall be responsible for or liable for any fees, costs or expenses payable by Continental or by the Buyer to Canaccord Capital Corporation for any matters referred to in Canaccord Capital Corporation's letter dated December 8, 1997 or in connection with this Agreement or the Contemplated Transactions as referred to in Section 11.

A.3.10 NO JUDGMENTS. The Buyer is not a party to or otherwise bound or affected by the provisions of any judgment, order, writ, injunction or decree of any Court, arbitrator or governmental or regulatory official, body or authority, except for those which would not result either individually or in the aggregate in a Venture Material Adverse Effect.

A.3.11 VENTURE DISCLOSURE DOCUMENTS. The Venture Disclosure Documents were prepared in all material respects in accordance with the requirements of applicable law in effect as of the respective dates of preparation and accurately describe, in all material respects as of their respective dates, the business then conducted by the Buyer.

A.3.12 NO RESTRICTIONS ON VENTURE STOCK. Except to the extent that the Venture Stock issued to the Securityholders constitutes "restricted stock" as such term is defined under Rule 144 of the Act, or that any of the Securityholders may be deemed an "affiliate" of the Buyer, as such term is defined under Rule 144 of the Act, as of the date of issuance, the Venture Stock will have no prohibition on transfer.